Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	June 25, 2014

H.B. Fuller Reports Second Quarter 2014 Results

Second Quarter Adjusted Diluted EPS $0.781;

Second Quarter Diluted EPS $0.40;

Full-year EPS Guidance Revised to $2.80 to $2.95

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended May 31, 2014.

Items of Note for the Second Quarter of 2014:

•	Volume increased 5 percent compared to the prior year;

•	Selling, General and Administrative (SG&A) expenses were tightly controlled, up less than 3 percent despite absorbing higher than planned Project ONE implementation costs;

•	Adjusted diluted EPS of $0.78[1] was up 16 percent versus last year;

•	On track to substantially complete business integration by the end of the third quarter 2014;

•	Project ONE proceeding; North America adhesives business operating on SAP and stable;

•	Completed closure of Pirmasens, Germany production site; completed consolidation of two production sites in Guangzhou, China;

•	After the end of the quarter, signed definitive agreement to acquire Tonsan Adhesive, as described in a separate press release issued today.

Second Quarter 2014 Results:

Net income for the second quarter of 2014 was $20.5 million, or $0.40 per diluted share, versus net income of $25.9 million, or $0.51 per diluted share, in last year’s second quarter. Adjusted diluted earnings per share in the second quarter of 2014 were $0.781, up 16 percent versus the prior year’s adjusted result of $0.671.

Net revenue for the second quarter of 2014 was $544.0 million, up 4.8 percent versus the second quarter of 2013. Higher volume and positive foreign currency translation positively impacted net revenue growth by 4.8 and 0.3 percentage points, respectively. Lower average selling prices negatively impacted net revenue growth by 0.3 percentage points. Organic revenue grew by 4.5 percent year-over-year.

Gross profit margin was down approximately 200 basis points versus the prior year’s result due to a variety of factors including excess costs associated with the business integration project in Europe and Project ONE “go-live” in North America, a temporary spike in the cost of certain raw materials in Europe, margin compression on certain products in our Construction Products business and adverse foreign currency exchange effects in Australia. SG&A expense was up only about 3 percent, or $2.6 million, versus the prior year’s second quarter, despite absorbing unplanned and non-recurring costs related to Project ONE in North America.

“During the second quarter we reached historic milestones toward our strategic plan with the closure of a major European production site in May, our initial go-live on SAP in April and the negotiation of a significant acquisition in China. Our financial performance in the second quarter was mixed. On the positive side, we retained our discipline in discretionary spending and improved our organic revenue growth trend. Notably, sales volume increased 20 percent in our Construction Products business, 14 percent in Asia and about 5 percent in the Americas. However, these positives were tempered by the costs associated with the execution of our business integration project in Europe and the Project ONE go-live in North America,” said Jim Owens, H.B. Fuller president and chief executive officer. “The added costs in the second quarter reflect our commitment to minimize the disruption to our customers while we proceed with the transformation of our company. During the second half of this year we will complete the business integration project in Europe, reduce the costs of our Project ONE implementation and get our profit margin performance back on track in all segments of our business, setting the stage for a strong 2015 and the delivery of our strategic commitments.”

Balance Sheet and Cash Flow:

At the end of the second quarter of 2014, we had cash totaling $95 million and total debt of $566 million. This compares to first quarter 2014 levels of $113 million and $534 million, respectively. Sequentially, net debt was up by $50 million. Cash flow from operations was negative $17 million in the second quarter primarily due to inventory building to support the business integration project and higher accounts receivable balances. Our receivable balances were relatively high at the end of the quarter because sales in the final month of the quarter were strong and, to a lesser extent, due to the disruption of our normal billing processes during the Project ONE go live in North America. Capital expenditures were $31 million in the second quarter, with the bulk of this spending related to the Company’s ongoing business integration activities and to support Project ONE.

Year-To-Date Results:

Net income for the first half of 2014 was $35.1 million, or $0.69 per diluted share, versus net income of $46.6 million, or $0.91 per diluted share, in the first half of 2013. Adjusted total diluted earnings per share in the first half of 2014 were $1.271, up 9 percent from the prior year’s result of $1.161.

Net revenue for the first half of 2014 was $1,030.0 million, up 3.1 percent versus the first half of 2013. Higher volume positively impacted net revenue growth by 3.6 percentage points. Lower average selling prices and negative foreign currency translation negatively impacted net revenue growth by 0.3 and 0.2 percentage points, respectively. Organic revenue grew by 3.3 percent year-over-year.

Gross profit margin for the first half was down approximately 120 basis points relative to last year. SG&A expense was up only 1 percent versus the prior year due to tight control of discretionary expenses.

Project ONE:

Project ONE is a multi-year project to install SAP application software as our global information technology platform. Our North American adhesives business went live on SAP on April 7, 2014. As expected, the initial go-live for the project disrupted our business processes and required a high level of technical support to stabilize. The duration of the disruption and, therefore, the cost of the technical support required was significantly higher than we anticipated. Currently, the business processes and systems are stable and supporting the normal ongoing requirements of the business. Our adjusted second quarter earnings excludes $8.1 million of unplanned and non-recurring costs associated with Project ONE. These costs include higher than expected costs of technical support for the initial go-live event as well as unplanned costs within the Americas adhesives operating segment to manage the business process disruptions following the go-live.

Business Integration and Special Charges:

We have been working since March of 2012 on a comprehensive business integration project to fully assimilate the Forbo industrial adhesives business and to improve the operating performance of our legacy EIMEA operating segment. At the inception of the project we estimated the total costs associated with this project to be $1252 million. We currently expect our total project costs will exceed the estimates by an immaterial amount, primarily due to delays in completing the European portion of the project. The summary below lays out the estimated project costs, the costs expensed in the second quarter and the total costs incurred to date.

$ Millions	Original Estimate of Costs	Q2 2014	Since Inception
Acquisition and transformation	35	2	39
Workforce Reduction	46	1	41
Facility Exit	17	6	22
Other	17	3	16

Total cash costs	115	12	118
Total non-cash costs	10	2	12

We anticipate that the project will be substantially complete by the end of our fiscal 2014 third quarter. This revised timeline represents a delay of approximately 6 months relative to the original project plan that was announced at the time we acquired the Forbo industrial adhesives business in 2012. Going forward, additional special charges will be incurred primarily relating to the decommissioning and final disposition of the closed production facilities.

Fiscal 2014 Outlook:

We are adjusting our full-year earnings per share guidance down to a range of $2.80 to $2.95 from the previous range of $3.00 to $3.15, primarily reflecting the expected delay in realizing margin improvement following the completion of our business integration project in Europe. We are also adjusting our guidance for our core income tax rate, which excludes discrete items, to 29 percent for the full year, down from previous guidance of 30 percent.

Conference Call:

The Company will host an investor conference call to discuss second quarter 2014 results on Thursday, June 26, 2014, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2013 net revenue of $2.05 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended November 30, 2013. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	May 31, 2014	Net Revenue	June 1, 2013	Net Revenue
Net revenue	$544,034	100.0%	$519,016	100.0%
Cost of sales	(401,379)	(73.8%)	(372,400)	(71.8%)

Gross profit	142,655	26.2%	146,616	28.2%
Selling, general and administrative expenses	(96,372)	(17.7%)	(93,806)	(18.1%)
Special charges, net	(13,538)	(2.5%)	(10,843)	(2.1%)
Other income (expense), net	(204)	(0.0%)	(1,814)	(0.3%)
Interest expense	(4,760)	(0.9%)	(4,884)	(0.9%)

Income before income taxes and income from equity method investments	27,781	5.1%	35,269	6.8%
Income taxes	(8,838)	(1.6%)	(10,864)	(2.1%)
Income from equity method investments	1,683	0.3%	1,643	0.3%

Net income including non-controlling interests	20,626	3.8%	26,048	5.0%
Net income attributable to non-controlling interests	(89)	(0.0%)	(119)	(0.0%)

Net income attributable to H.B. Fuller	$20,537	3.8%	$25,929	5.0%

Basic income per common share attributable to H.B. Fuller	$0.41		$0.52

Diluted income per common share attributable to H.B. Fuller	$0.40		$0.51

Weighted-average common shares outstanding:
Basic	49,956		49,935
Diluted	51,175		51,152
Dividends declared per common share	$0.120		$0.100

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	May 31, 2014	November 30, 2013	June 1, 2013
Cash & cash equivalents	$95,044	$155,121	$161,185
Trade accounts receivable, net	354,436	331,125	317,048
Inventories	281,914	221,537	222,381
Trade payables	222,284	201,575	166,664
Total assets	1,960,815	1,873,028	1,773,853
Total debt	566,050	492,904	496,408

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended	Percent of	26 Weeks Ended	Percent of
	May 31, 2014	Net Revenue	June 1, 2013	Net Revenue
Net revenue	$1,030,015	100.0%	$998,858	100.0%
Cost of sales	(754,315)	(73.2%)	(718,866)	(72.0%)

Gross profit	275,700	26.8%	279,992	28.0%
Selling, general and administrative expenses	(193,171)	(18.8%)	(191,446)	(19.2%)
Special charges	(25,272)	(2.5%)	(16,176)	(1.6%)
Other income (expense), net	(1,254)	(0.1%)	(1,436)	(0.1%)
Interest expense	(8,886)	(0.9%)	(10,211)	(1.0%)

Income from continuing operations before income taxes and income from equity method investments	47,117	4.6%	60,723	6.1%
Income taxes	(15,379)	(1.5%)	(17,984)	(1.8%)
Income from equity method investments	3,537	0.3%	4,083	0.4%

Net income including non-controlling interests	35,275	3.4%	46,822	4.7%
Net income attributable to non-controlling interests	(167)	(0.0%)	(216)	(0.0%)

Net income attributable to H.B. Fuller	$35,108	3.4%	$46,606	4.7%

Basic income per common share attributable to H.B. Fuller	$0.70		$0.93

Diluted income per common share attributable to H.B. Fuller	$0.69		$0.91

Weighted-average common shares outstanding:
Basic	49,933		49,876
Diluted	51,215		51,090
Dividends declared per common share	$0.220		$0.185

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 31, 2014	June 1, 2013
Net Revenue:
Americas Adhesives	$236,985	$228,773
EIMEA	189,656	185,194
Asia Pacific	67,948	62,115
Construction Products	49,445	42,934

Total H.B. Fuller	$544,034	$519,016

Segment Operating Income:[3]
Americas Adhesives	$31,889	$31,825
EIMEA	10,156	14,145
Asia Pacific	1,758	2,793
Construction Products	2,480	4,047

Total H.B. Fuller	$46,283	$52,810

Depreciation Expense:
Americas Adhesives	$4,131	$3,549
EIMEA	4,046	2,940
Asia Pacific	1,329	1,052
Construction Products	918	796

Total H.B. Fuller	$10,424	$8,337

Amortization Expense:
Americas Adhesives	$1,397	$1,292
EIMEA	1,956	1,881
Asia Pacific	495	487
Construction Products	1,955	1,932

Total H.B. Fuller	$5,803	$5,592

EBITDA:[4]
Americas Adhesives	$37,417	$36,666
EIMEA	16,158	18,966
Asia Pacific	3,582	4,332
Construction Products	5,353	6,775

Total H.B. Fuller	$62,510	$66,739

Segment Operating Margin:[5]
Americas Adhesives	13.5%	13.9%
EIMEA	5.4%	7.6%
Asia Pacific	2.6%	4.5%
Construction Products	5.0%	9.4%

Total H.B. Fuller	8.5%	10.2%

EBITDA Margin:[4]
Americas Adhesives	15.8%	16.0%
EIMEA	8.5%	10.2%
Asia Pacific	5.3%	7.0%
Construction Products	10.8%	15.8%

Total H.B. Fuller	11.5%	12.9%

Net Revenue Growth:
Americas Adhesives	3.6%
EIMEA	2.4%
Asia Pacific	9.4%
Construction Products	15.2%

Total H.B. Fuller	4.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	26 Weeks Ended	26 Weeks Ended
	May 31, 2014	June 1, 2013
Net Revenue:
Americas Adhesives	$446,651	$436,504
EIMEA	361,215	362,695
Asia Pacific	132,995	122,694
Construction Products	89,154	76,965

Total H.B. Fuller	$1,030,015	$998,858

Segment Operating Income:[3]
Americas Adhesives	$57,095	$57,750
EIMEA	18,596	20,618
Asia Pacific	3,546	4,767
Construction Products	3,292	5,411

Total H.B. Fuller	$82,529	$88,546

Depreciation Expense:
Americas Adhesives	$7,931	$7,504
EIMEA	7,301	6,651
Asia Pacific	2,590	2,298
Construction Products	1,766	1,628

Total H.B. Fuller	$19,588	$18,081

Amortization Expense:
Americas Adhesives	$2,789	$2,539
EIMEA	3,891	3,746
Asia Pacific	991	960
Construction Products	3,907	3,856

Total H.B. Fuller	$11,578	$11,101

EBITDA:[4]
Americas Adhesives	$67,815	$67,793
EIMEA	29,788	31,015
Asia Pacific	7,127	8,025
Construction Products	8,965	10,895

Total H.B. Fuller	$113,695	$117,728

Segment Operating Margin:[5]
Americas Adhesives	12.8%	13.2%
EIMEA	5.1%	5.7%
Asia Pacific	2.7%	3.9%
Construction Products	3.7%	7.0%

Total H.B. Fuller	8.0%	8.9%

EBITDA Margin:[4]
Americas Adhesives	15.2%	15.5%
EIMEA	8.2%	8.6%
Asia Pacific	5.4%	6.5%
Construction Products	10.1%	14.2%

Total H.B. Fuller	11.0%	11.8%

Net Revenue Growth:
Americas Adhesives	2.3%
EIMEA	(0.4%)
Asia Pacific	8.4%
Construction Products	15.8%

Total H.B. Fuller	3.1%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended May 31, 2014

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	(0.5%)	0.8%	0.2%	(4.7%)	(0.3%)
Volume	4.6%	(1.4%)	13.6%	19.9%	4.8%

Organic Growth	4.1%	(0.6%)	13.8%	15.2%	4.5%
F/X	(0.5%)	3.0%	(4.4%)	0.0%	0.3%

	3.6%	2.4%	9.4%	15.2%	4.8%

26 Weeks Ended May 31, 2014

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	(0.7%)	0.8%	(0.1%)	(3.8%)	(0.3%)
Volume	3.5%	(2.7%)	12.5%	19.6%	3.6%

Organic Growth	2.8%	(1.9%)	12.4%	15.8%	3.3%
F/X	(0.5%)	1.5%	(4.0%)	0.0%	(0.2%)

	2.3%	(0.4%)	8.4%	15.8%	3.1%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 31, 2014	June 1, 2013
Net income including non-controlling interests	$20,626	$26,048
Income from equity method investments	(1,683)	(1,643)
Income taxes	8,838	10,864
Interest expense	4,760	4,884
Other income (expense), net	204	1,814
Special charges	13,538	10,843

Segment operating income[3]	46,283	52,810
Depreciation expense	10,424	8,337
Amortization expense	5,803	5,592

EBITDA[4]	$62,510	$66,739
EBITDA margin[4]	11.5%	12.9%

	26 Weeks Ended	26 Weeks Ended
	May 31, 2014	June 1, 2013
Net income including non-controlling interests	$35,275	$46,822
Income from equity method investments	(3,537)	(4,083)
Income taxes	15,379	17,984
Interest expense	8,886	10,211
Other income (expense), net	1,254	1,436
Special charges	25,272	16,176

Segment operating income[3]	82,529	88,546
Depreciation expense	19,588	18,081
Amortization expense	11,578	11,101

EBITDA[4]	$113,695	$117,728
EBITDA margin[4]	11.0%	11.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 31, 2014	June 1, 2013
Net revenue	$544,034	$519,016
Cost of sales	(401,379)	(372,400)

Gross profit	142,655	146,616
Selling, general and administrative expenses	(96,372)	(93,806)

Segment operating income[3]	46,283	52,810
Depreciation expense	10,424	8,337
Amortization expense	5,803	5,592

EBITDA[4]	$62,510	$66,739
EBITDA margin[4]	11.5%	12.9%

	26 Weeks Ended	26 Weeks Ended
	May 31, 2014	June 1, 2013
Net revenue	$1,030,015	$998,858
Cost of sales	(754,315)	(718,866)

Gross profit	275,700	279,992
Selling, general and administrative expenses	(193,171)	(191,446)

Segment operating income[3]	82,529	88,546
Depreciation expense	19,588	18,081
Amortization expense	11,578	11,101

EBITDA[4]	$113,695	$117,728
EBITDA margin[4]	11.0%	11.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		May 31, 2014	Adjustments	May 31, 2014
Net revenue		$544,034	$—	$544,034
Cost of sales		(401,379)	(5,345)	(396,034)

Gross profit		142,655	(5,345)	148,000
Selling, general and administrative expenses		(96,372)	(5,959)	(90,413)
Acquisition and transformation related costs	(2,578)
Workforce reduction costs	(899)
Facility exit costs	(7,326)
Other related costs	(2,735)

Special charges, net		(13,538)	(13,538)	—
Other income (expense), net		(204)	—	(204)
Interest expense		(4,760)	—	(4,760)

Income before income taxes and income from equity method investments		27,781	(24,842)	52,623
Income taxes		(8,838)	5,262	(14,100)
Income from equity method investments		1,683	—	1,683

Net income including non-controlling interests		20,626	(19,580)	40,206
Net income attributable to non-controlling interests		(89)	—	(89)

Net income attributable to H.B. Fuller		$20,537	$(19,580)	$40,117

Basic income (loss) per common share attributable to H.B. Fuller		$0.41	$(0.39)	$0.80

Diluted income (loss) per common share attributable to H.B. Fuller		$0.40	$(0.38)	$0.78 [1]

Weighted-average common shares outstanding:
Basic		49,956	49,956	49,956
Diluted		51,175	51,175	51,175

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		June 1, 2013	Adjustments	June 1, 2013
Net revenue		$519,016	$—	$519,016
Cost of sales		(372,400)	—	(372,400)

Gross profit		146,616	—	146,616
Selling, general and administrative expenses		(93,806)		(93,806)
Acquisition and transformation related costs	(1,884)
Workforce reduction costs	(3,697)
Facility exit costs	(3,267)
Other related costs	(1,995)

Special charges, net		(10,843)	(10,843)	—
Other income (expense), net		(1,814)	—	(1,814)
Interest expense		(4,884)	—	(4,884)

Income before income taxes and income from equity method investments		35,269	(10,843)	46,112
Income taxes		(10,864)	2,467	(13,331)
Income from equity method investments		1,643	—	1,643

Net income including non-controlling interests		26,048	(8,376)	34,424
Net income attributable to non-controlling interests		(119)	—	(119)

Net income attributable to H.B. Fuller		$25,929	$(8,376)	$34,305

Basic income (loss) per common share attributable to H.B. Fuller		$0.52	$(0.17)	$0.69

Diluted income (loss) per common share attributable to H.B. Fuller		$0.51	$(0.16)	$0.67 [1]

Weighted-average common shares outstanding:
Basic		49,935	49,935	49,935
Diluted		51,152	51,152	51,152

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		26 Weeks Ended		26 Weeks Ended
		May 31, 2014	Adjustments	May 31, 2014
Net revenue		$1,030,015	$—	$1,030,015
Cost of sales		(754,315)	(6,685)	(747,630)

Gross profit		275,700	(6,685)	282,385
Selling, general and administrative expenses		(193,171)	(5,959)	(187,212)
Acquisition and transformation related costs	(4,286)
Workforce reduction costs	(2,958)
Facility exit costs	(12,452)
Other related costs	(5,576)

Special charges		(25,272)	(25,272)	—
Other income (expense), net		(1,254)	—	(1,254)
Interest expense		(8,886)	—	(8,886)

Income before income taxes and income from equity method investments		47,117	(37,916)	85,033
Income taxes		(15,379)	7,880	(23,259)
Income from equity method investments		3,537	—	3,537

Net income including non-controlling interests		35,275	(30,036)	65,311
Net (income) loss attributable to non-controlling interests		(167)	—	(167)

Net income attributable to H.B. Fuller		$35,108	$(30,036)	$65,144

Basic income per common share attributable to H.B. Fuller		$0.70	$(0.60)	$1.30

Diluted income per common share attributable to H.B. Fuller[a]		$0.69	$(0.59)	$1.27 [1]

Weighted-average common shares outstanding:
Basic		49,933	49,933	49,933
Diluted		51,215	51,215	51,215

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		26 Weeks Ended		26 Weeks Ended
		June 1, 2013	Adjustments	June 1, 2013
Net revenue		$998,858	$—	$998,858
Cost of sales		(718,866)	—	(718,866)

Gross profit		279,992	—	279,992
Selling, general and administrative expenses		(191,446)		(191,446)
Acquisition and transformation related costs	(4,166)
Workforce reduction costs	(4,181)
Facility exit costs	(5,056)
Other related costs	(2,773)

Special charges		(16,176)	(16,176)	—
Other income (expense), net		(1,436)		(1,436)
Interest expense		(10,211)		(10,211)

Income before income taxes and income from equity method investments		60,723	(16,176)	76,899
Income taxes		(17,984)	3,566	(21,550)
Income from equity method investments		4,083	—	4,083

Net income including non-controlling interests		46,822	(12,610)	59,432
Net loss attributable to non-controlling interests		(216)	—	(216)

Net income attributable to H.B. Fuller		$46,606	$(12,610)	$59,216

Basic income per common share attributable to H.B. Fuller[4,a]		$0.93	$(0.25)	$1.19

Diluted income per common share attributable to H.B. Fuller[4]		$0.91	$(0.25)	$1.16 [1]

Weighted-average common shares outstanding:
Basic		49,876	49,876	49,876
Diluted		51,090	51,090	51,090

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

RECONCILIATION: ADJUSTED EARNINGS PER SHARE

In thousands, except per share amounts (unaudited)

	13 weeks ended May 31, 2014			13 weeks ended June 1, 2013
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$29,375	$8,838	$0.40	$36,793	$10,864	$0.51
Special charges, net	13,538	1,568	0.23	10,843	2,467	0.16
Other business integration costs	2,156	434	0.03	—		—
Project ONE	8,107	3,090	0.10	—		—
Acquisition project costs	1,041	170	0.02	—		—

Adjusted Earnings	$54,217	$14,100	$0.78	$47,636	$13,331	$0.67

	26 weeks ended May 31, 2014			26 weeks ended June 1, 2013
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$50,487	$15,379	$0.69	$64,590	$17,984	$0.91
Special charges, net	25,272	3,897	0.42	16,176	3,566	0.25
Other business integration costs	3,496	723	0.05	—	—	—
Project ONE	8,107	3,090	0.10	—	—	—
Acquisition project costs	1,041	170	0.02	—	—	—

Adjusted Earnings	$88,403	$23,259	$1.27	$80,766	$21,550	$1.16

a	Income per share amounts may not add due to rounding

[1]	Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes items listed on the adjusted earnings per share reconciliation table above which excludes: special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”; additional costs associated with the Company’s ongoing Project ONE implementation; and acquisition project costs.
[2]	The original cost estimate for special charges was $121 million. During the third and fourth quarters of 2013, the Company revised the estimate upward to $125 million to reflect higher non-cash items and a revision of the total spend in each of the categories.
[3]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation.
[4]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[5]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.